UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2013

SOUTHWEST BANCORP, INC.

(Exact name of registrant as specified in its charter)

Oklahoma	001-34110	73-1136584
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

608 South Main Street, Stillwater, Oklahoma	74074
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 742-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A (the “Amendment”) updates information disclosed in the Current Report on Form 8-K filed on April 26, 2013 (the “Original Form 8-K”) relating to the annual shareholders’ meeting of Southwest Bancorp, Inc. (the “Company”), held April 24, 2013 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision as to how frequently it will conduct future shareholder advisory votes on executive compensation.

Item 5.07            Submission of Matters to a Vote of Security Holders

As previously reported in the Original Form 8-K, at the Annual Meeting, the shareholders voted for every one year as the preferred frequency for future advisory votes on executive compensation.  The shareholder vote was as follows:

Advisory Vote on Frequency of Advisory Vote on Executive Compensation:  At the annual meeting, the shareholders voted for every -one year as the preferred frequency for future advisory votes on executive compensation.  The shareholder vote was as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-vote
11,949,079	90,098	4,116,271	522,908	2,002,282

In light of the voting results with respect to the frequency of shareholder votes on executive compensation, the Company’s Board of Directors has decided that the Company will hold an annual advisory vote on executive compensation until the next required advisory vote on the frequency of shareholder advisory votes on executive compensation.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 10, 2013

SOUTHWEST BANCORP, INC. By: /s/ Mark W. Funke Name: Mark W. Funke Title: President and CEO